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                                                                EXHIBIT 10.30




        LICENSE AGREEMENT AS TO PROPRIETARY TECHNOLOGIES AND PROCESSES

This "License" is entered into between:

        Larry J. Winget ("Winget") for himself and his Affiliated Companies (together, the "Licensors") and

        Venture Industries Corporation, Vemco, Inc., Venture Mold &
        Engineering Corporation, Venture Industries Canada Ltd., Vemco Leasing, Inc., Venture Leasing Company, Venture Service Company, Venture Holdings Corporation, and Venture Holdings Trust (the
        "Licensees");

WHEREAS, the from time to time proprietary technologies or processes, such as REAP, are developed by the Affiliated Companies, including Deluxe Pattern Company (the "Intellectual Property");

AND WHEREAS it has been the past practice of the Licensors to permit the Licensees to use the Intellectual Property on a non-exclusive, royalty free basis pursuant to an unwritten agreement which was cancelable without notice by the Licensors;

AND WHEREAS, third party entities providing financing to the Licensees have requested that the license between the Licensors and the Licensees be set forth in writing;

NOW THEREFORE, the Licensors hereby grant to the Licensees a non-




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exclusive, non-assignable, perpetual license (the "License") to incorporate into the parts that the Licensees manufacture and to otherwise practice the Intellectual Property developed by the Licensors; provided, however, that the parties agree that the License shall be conditioned upon the following:

                        (A) No royalty shall accrue during the period up to and including any period when Winget and all Excluded Persons (as hereinafter defined) together own not less than an 80% beneficial interest in Venture Holdings Trust or any other entity which is its successor.

                        (B) A Reasonable Royalty (as hereinafter defined) shall accrue and promptly be accounted for and paid jointly to the Licensors (who shall then be obligated between themselves to determine a fair division of the same) at least monthly for all periods after any time when Winget and all Excluded Persons together own less than an 80% beneficial interest in Venture Holdings Trust or any other entity which is its successor.

        For purposes of this License, a "Reasonable Royalty" shall be



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that royalty that the Fairness Committee of the Trust and a representative of the Licensors shall jointly determine as being fair and reasonable under the circumstances or, if they shall not agree, such royalty as shall be determined by an arbitration, one arbitrator, determined pursuant to the rules of the American Arbitration Association.

        For purposes of this License, "Excluded Person" means Winget, his estate or legal representative, a member of his immediate family, all lineal descendants of Winget and all spouses of such lineal descendants (or any trust or entity whose sole beneficiaries or equity interest holders are any one or more of the foregoing).

        For purposes of this License, Larry J. Winget's "Affiliated Companies" shall be any and all companies which Larry J. Winget directly or indirectly controls or is controlled by or is under direct or indirect common control with. For purposes of this definition, the term "control" means the power to direct the management and policies of a such company, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that with respect to an ownership interest in Venture Holdings Trust and its



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successors and Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

        For purposes of this License, "Beneficial Owner" shall have the meaning attributed to it in Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934 (as amended as of this date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

In witness whereof, we have executed this agreement as of July 9, 1997.

"Licensors":

/s/ Larry J. Winget
---------------------------
Larry J. Winget for himself
and his Affiliated Companies

"Licensees":

Venture Industries Corporation, Vemco, Inc., Venture Mold & Engineering Corporation, Venture Industries Canada Ltd., Vemco Leasing, Inc., Venture Leasing Company, Venture Service Company, Venture Holdings Corporation, and Venture Holdings Trust


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By: /s/ Michael G. Torakis
   -----------------------
   Michael G. Torakis, their President


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